As filed with the Securities and Exchange Commission on October 1, 2001
                                                    Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            MDU RESOURCES GROUP, INC.

                  --------------------------------------------

             (Exact name of registrant as specified in its charter)

     Delaware                                              No. 41-0423660
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                               Schuchart Building
                             918 East Divide Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
          (Address of principal executive offices, including zip code)

                  ---------------------------------------------

                            MDU RESOURCES GROUP, INC.
                             401(k) RETIREMENT PLAN
                            (Full title of the plan)
                  ---------------------------------------------


           Martin A. White                Thomas J. Igoe, Jr., Esq.              Douglas C. Kane
       Chairman of the Board,            Thelen Reid & Priest L.L.P      Executive Vice President, Chief
President and Chief Executive Officer       40 West 57th Street                Administrative and
      MDU Resources Group, Inc.           New York, New York 10019        Corporate Development Officer
         Schuchart Building                    (212) 603-2000               MDU Resources Group, Inc.
       918 East Divide Avenue                                                  Schuchart Building
            P.O. Box 5650                                                    918 East Divide Avenue
  Bismarck, North Dakota 58506-5650                                               P.O. Box 5650
           (701) 222-7900                                               Bismarck, North Dakota 58506-5650
                                                                                   (701) 222-7900

(Name, address and telephone number, including area code, of agents for service)

                  ---------------------------------------------
                                   Copies to:
                               Elizabeth W. Powers
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                             New York, NY 10019-5383
                                 (212) 424-8000
                  ---------------------------------------------


                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum        Proposed maximum
  Title of securities         Amount to be           offering price        aggregate offering           Amount of
  to be registered (1)       registered (2)           per share(3)              price(3)             registration fee
------------------------ ----------------------- ----------------------- -----------------------  ----------------------
     Common Stock,          2,600,000 shares             $ 22.76               $59,176,000               $14,794
    $1.00 par value
------------------------ ----------------------- ----------------------- -----------------------  ----------------------
    Preference Share        2,600,000 rights               --                      --                    -- (4)
    Purchase Rights
======================== ======================= ======================= =======================  ======================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(3) Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on September 26, 2001, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

(4) Since no separate consideration is paid for the preference share purchase rights, the registration fee for such securities is included in the fee for the common stock. The value attributable to the rights, if any, is reflected in the market price of the common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.             Incorporation of Documents by Reference.

          The following documents, which MDU Resources Group, Inc. (the "Company") or the MDU Resources Group, Inc. 401(k) Retirement Plan (the "Plan") has filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

          1. Annual Report on Form 10-K for the year ended December 31, 2000, including those portions of the Annual Report to Stockholders incorporated by reference therein.

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001.

          3. Current Reports on Form 8-K, filed by the Company with the Commission on April 25, 2001 and July 26, 2001.

          4. Description of the Company's common stock contained in the Company's registration statement on Form 8-A/A, dated March 23, 2000, and any amendments thereto.

          5. Description of the Company's preference share purchase rights contained in the registration statement on Form 8-A/A, dated March 23, 2000, and any amendments thereto.

          6. The Plan's Annual Report on Form 11-K for the year ended December 31, 2000.

          All documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.             Interests of Named Experts and Counsel.

          Lester H. Loble, II, Vice President, General Counsel and Secretary of the Company, whose opinion with respect to the common stock and rights is filed as Exhibit 5(a) hereto, is an officer of the Company and owns, as of September 26, 2001, approximately 75,419 shares of Common Stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options.

Item 6.            Indemnification of Directors and Officers.

          The Company's Bylaws include the following provision:

          7.07 Indemnification of Officers, Directors, Employees and Agents; Insurance.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

          (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participant or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.

Item 8.                            Exhibits.

         *4(a) Restated Certificate of Incorporation of the Company, as amended to date, filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, in File No. 1-3480.

          4(b) Bylaws of the Company, as amended to date.

         *4(c) Rights Agreement, dated as of November 12, 1998, between the
               Company and Norwest Bank Minnesota, N.A., filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

         *4(d) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-sixth through Forty-ninth Supplements thereto between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (Douglas
               J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682; and Exhibits 4(e), 4(f), and 4(g) in Registration No. 33-53896; and Exhibit 4(c)(i) in Registration No. 333-49472.

          5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to the
               Company.

          5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the
               Company.

         23(a) Consent of Arthur Andersen LLP.

         23(b) Consent of Lester H. Loble, II, Esq. (contained in opinion filed as Exhibit 5(a) hereto).

         23(c) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in opinion filed as Exhibit 5(b) hereto).

          24   Power of Attorney (see signature pages).



----------------------------
*Incorporated herein by reference as indicated.

The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan, as amended, under Section 401 of the Internal Revenue Code.

Item 9.                          Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


          Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named on the cover of this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.


                                   SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 28th day of September, 2001.



                                          MDU RESOURCES GROUP, INC.




                                          By:  /s/ Martin A. White
                                               --------------------------------
                                               Martin A. White
                                               Chairman of the Board, President
                                               and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                Signature                                     Title                            Date
/s/ Martin A. White                                 Chairman of the Board, Chief        September 28, 2001
--------------------------------------------           Executive Officer and
Martin A. White                                              Director
(Chairman of the Board, President
and Chief Executive Officer)



                                      II-8




                  Signature                                     Title                          Date
/s/ Douglas C. Kane                                   Chief Administrative and          September 28, 2001
-------------------------------------------             Corporate Development
Douglas C. Kane                                         Officer and Director
(Executive Vice President, Chief
Administrative and Corporate
Development Officer)

/s/ Warren L. Robinson                                 Chief Financial Officer          September 28, 2001
-------------------------------------------
Warren L. Robinson
(Executive Vice President,
Treasurer and Chief Financial
Officer)

/s/ Vernon A. Raile                                   Chief Accounting Officer          September 28, 2001
-------------------------------------------
Vernon A. Raile
(Vice President, Controller and
Chief Accounting Officer)

/s/ Bruce Albertson                                           Director                  September 28, 2001
-------------------------------------------
Bruce Albertson

/s/ Thomas Everist                                            Director                  September 28, 2001
-------------------------------------------
Thomas Everist

/s/ Dennis W. Johnson                                         Director                  September 28, 2001
-------------------------------------------
Dennis W. Johnson

/s/ Robert L. Nance                                           Director                  September 28, 2001
-------------------------------------------
Robert L. Nance

/s/ John L. Olson                                             Director                  September 28, 2001
-------------------------------------------
John L. Olson

/s/ Harry J. Pearce                                           Director                  September 28, 2001
-------------------------------------------
Harry J. Pearce




                                      II-9




                  Signature                                     Title                          Date

/s/ Homer A. Scott, Jr.                                       Director                  September 28, 2001
-------------------------------------------
Homer A. Scott, Jr.

/s/ Joseph T. Simmons                                         Director                  September 28, 2001
-------------------------------------------
Joseph T. Simmons

/s/ Sister Thomas Welder, O.S.B.                              Director                  September 28, 2001
-------------------------------------------
Sister Thomas Welder, O.S.B.

                                POWER OF ATTORNEY

          The Plan hereby appoints the agents for service named on the cover of this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments including post-effective amendments, to this registration statement.



                                   SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. 401(k) Retirement Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 28th day of September, 2001.



                                        MDU RESOURCES GROUP, INC.
                                        401(k) RETIREMENT PLAN



                                        By:  /s/ Douglas C. Kane
                                             ----------------------------------
                                             Douglas C. Kane, Chairman
                                             MDU Resources Group, Inc.
                                             401(k) Retirement Plan Committee

                                  EXHIBIT INDEX

         *4(a) Restated Certificate of Incorporation of the Company, filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, in File No. 1-3480.

          4(b)       Bylaws of the Company, as amended to date.

         *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A., filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

         *4(d) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-sixth through Forty-ninth Supplements thereto between the Company and The New York Trust Company (The
                     Bank of New York, successor Corporate Trustee) and
                     A.C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682; and Exhibits 4(e), 4(f), and 4(g) in Registration No. 33-53896; and Exhibit 4(c)(i) in Registration No. 333-49472.

          5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to the Company.

          5(b)       Opinion of LeBoeuf, Lamb, Greene & MacRae,
                     L.L.P., counsel to the Company.

         23(a)       Consent of Arthur Andersen LLP.

         23(b) Consent of Lester H. Loble, II, Esq. (contained in opinion filed as Exhibit 5(a) hereto).

         23(c)       Consent of LeBoeuf, Lamb, Greene & MacRae,
                     L.L.P. (contained in opinion filed as Exhibit 5(b) hereto).

         24          Power of Attorney (see signature pages).